                                                                    Exhibit 99.1

LP                                       NEWS RELEASE
805 SW Broadway, Suite 700
Portland, OR 97205
503.821.5100 fax 503.821.5107
                                         Release No.: 119-7-1

                                         Contact:
                                         Kelly Stoner (Media Relations)
                                         503.821.5281
                                         Bill Hebert (Investor Relations)

                                         503.821.5100


FOR RELEASE AT 8:00 AM (EDT) THURSDAY, JULY 19, 2001
----------------------------------------------------

LP Reports Second Quarter Results

Portland, Ore.-- Louisiana-Pacific Corp. (NYSE: LPX) today reported a second quarter net loss, excluding unusual items, of $8.6 million, or $0.08 per diluted share, on sales of $649.8 million. Including unusual items, second quarter results were a loss of $9.7 million, or $0.09 per diluted share. In the second quarter of 2000, net income excluding unusual items was $43.7 million, or $0.42 per diluted share, on sales of $831.5 million. Including unusual items, second quarter 2000 income was $21.0 million, or $0.20 per diluted share.

Excluding unusual items, loss for the first six months of 2001 was $90.6 million, or $0.87 per diluted share, on sales of $1.2 billion. For the first six months of 2000, income was $100.5 million, or $0.96 per diluted share, excluding unusual items, on sales of $1.7 billion. Including unusual items, net loss for the first six months of 2001 was $99.1 million, or $0.95 per diluted share, compared to income in the first six months of 2000 of $78.7 million, or $0.76 per diluted share.

"LP's second quarter performance improved significantly over the previous quarter, resulting in an increase in EBITDA of approximately $85 million. While commodity building product prices increased over last quarter, they are still at low levels relative to the more normalized pricing experienced in the first half of 2000," said Mark A. Suwyn, LP's chairman and CEO. "We were particularly pleased with the second quarter pick-up in demand for LP's wood-based siding and TechShield(TM) radiant barrier sheathing. Growing our product mix, continually working to improve the competitiveness of our operations, controlling costs and adjusting production to meet demand are key to managing through today's uncertain market conditions."

Suwyn noted that the company's capital expenditures for the quarter were below $15 million, significantly less than one-half of depreciation, depletion and amortization. Selling and administrative costs have declined by approximately 21 percent since the second quarter of 2000. Additionally, oriented strand board (OSB) production at nearly all of LP's North American facilities was suspended for all of last week due to recent weakness in the market.

"Our disciplined actions today will help us take full advantage of the opportunities that exist in the marketplace both today and in the future," said Suwyn. "We believe that recent interest rate reductions, tax cuts, moderating energy costs and continued strength in housing will help improve business conditions."

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its rapidly growing retail, wholesale, homebuilding and industrial customers. For more information about LP, visit the company's website at www.lpcorp.com.

                                      ###

FORWARD LOOKING STATEMENTS
--------------------------
This news release contains statements concerning Louisiana-Pacific Corporation's
(LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals, and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)


                                                              Quarter Ended                          Six Months Ended
                                                                 June 30,                                June 30,
                                                   -----------------------------------     -------------------------------------
                                                        2001                  2000                2001                  2000
                                                   ---------------     ---------------     ---------------      ----------------
 Net sales                                             $  649.8            $  831.5           $  1,208.3            $  1,661.2
 Income (loss) before taxes and minority interest      $  (13.6)           $   37.7           $   (126.7)           $    134.4
 Net income (loss)                                     $   (9.7)           $   21.0           $    (99.1)           $     78.7
 Income (loss) excluding unusual items                 $   (8.6)           $   43.7           $    (90.6)           $    100.5
 Net income (loss) per share - basic and diluted       $  (0.09)           $   0.20           $    (0.95)           $     0.76
 Income (loss) per share excluding unusual items       $  (0.08)           $   0.42           $    (0.87)           $     0.96
 Average shares outstanding - basic and diluted
         Basic                                            104.4               104.0                104.4                 104.0
         Diluted                                          104.4               104.2                104.4                 104.2

SALES BY QUARTER
                                  1st                          2nd                          3rd                          4th
                            --------------               --------------               --------------               ---------------
   2000                          $829.7                       $831.5                       $702.7                        $568.9
   2001                          $558.5                       $649.8

NET INCOME (LOSS) BY QUARTER
                                  1st                          2nd                          3rd                          4th
                            --------------               --------------               --------------               ---------------
   2000                           $57.7                        $21.0                       ($40.9)                       ($51.6)
   2001                          ($89.4)                       ($9.7)

NET INCOME (LOSS) PER SHARE BY QUARTER - BASIC AND DILUTED
                                  1st                          2nd                          3rd                          4th
                            --------------               --------------               --------------               ---------------
   2000                           $0.55                        $0.20                       ($0.39)                       ($0.50)
   2001                          ($0.86)                      ($0.09)

See notes on following page.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

   1. All sales figures have been reclassified to conform with EITF 00-10 "Accounting for Shipping and Handling Costs."

   2. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

   3.  Unusual Credits and Charges, Net:

       In the first quarter of 2000, LP recorded a $5.0 million ($3.1 million after taxes, or $0.03 per diluted share) gain on an insurance recovery for siding related matters and an impairment charge of $3.4 million ($2.1 million after taxes, or $0.02 per diluted share) to reduce the carrying value of a manufacturing facility to its estimated net realizable value.

       In the second quarter of 2000, LP recorded a net loss of $38 million ($22.7 million after taxes, or $.21 per diluted share) primarily related to an impairment charge to reduce the carrying value of the Samoa pulp mill to its estimated net realizable value, an impairment charge at an MDF facility, a mark to market charge on an interest rate hedge and a gain on an insurance recovery for siding related matters.

       In the third quarter of 2000, LP recorded a gain on an insurance recovery of $10.6 million ($6.4 million after taxes, or $.06 per diluted share) related to the 1999 fire at the Athens, Georgia OSB facility. LP also recorded unusual gains on the sales of the Mellen, Wisconsin veneer facilities and a former plant site in California that totaled $6.1 million ($3.7 million after taxes, or $.03 per diluted share). In addition, LP recorded unusual charges relating to the settlement of an interest rate hedge, additional environmental reserves for sites in Quebec that were acquired in 1999, additional reserves for non-product litigation and impairment charges relating to several facilities which will be permanently closed totaling $17.8 million ($10.7 million after taxes, or $.10 per diluted share).

       In the fourth quarter of 2000, LP recorded a net loss of $15.4 million ($9.4 million after taxes, or $.09 per share) associated with the permanent closure or planned sale of several high-cost, non-competitive mills. Additionally, LP recorded impairment charges of $15.4 million ($9.4 million after taxes, or $.09 per share) related to other assets held. LP also recorded $2.3 million ($1.3 million after taxes, or $.01 per share) of severance charges related to a reorganization of administrative functions.

       Also in the fourth quarter, LP recognized a loss of $5.3 million ($3.3 million after taxes, or $.04 per share) associated with its share of restructuring charges at US GreenFiber LLC, the joint venture between LP and Casella Waste Systems, Inc. This loss is reported on the line item "Equity in (income) loss of unconsolidated subsidiary" in LP's income statement.

       In the first quarter of 2001, LP recorded a net loss of $10.2 million ($6.2 million after taxes, or $.06 per diluted share) associated with impairment charges on assets held. LP also recorded a net loss of $2 million (1.2 million after taxes, or $.01 per diluted share) for additional reserves for non-product litigation.

       In the second quarter of 2001, LP recorded a net loss of $2.0 million ($1.1 million after taxes, or $.01 per diluted share) associated with the impairment of an equity investment.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)


                                                                          Quarter Ended               Six Months Ended
                                                                            June 30,                       June 30,
                                                                     ---------------------        --------------------------
                                                                       2001          2000           2001             2000
                                                                     --------      --------       ---------       ----------
Net sales                                                              $649.8        $831.5        $1,208.3         $1,661.2
                                                                     --------      --------       ---------       ----------

Operating costs and expenses:
        Cost of sales                                                   540.7         625.4         1,089.9          1,230.6
        Depreciation, amortization and depletion                         46.7          59.3            95.8            120.6
        Selling and administrative                                       48.7          61.5            92.3            119.8
        Unusual credits and charges, net                                  2.0          38.0            14.2             36.4
        Loss related to assets and liabilities transferred
           under contractual arrangement                                  7.9             -            12.4                -
                                                                     --------      --------       ---------       ----------
Total operating costs and expenses                                      646.0         784.2         1,304.6          1,507.4
                                                                     --------      --------       ---------       ----------
Income (loss) from operations                                             3.8          47.3           (96.3)           153.8
                                                                     --------      --------       ---------       ----------

Non-operating income (expense):
        Interest expense                                                (21.3)        (18.5)          (44.6)           (35.6)
        Interest income                                                   7.7           9.7            15.9             18.4
        Foreign exchange gains (losses)                                  (3.8)         (0.8)           (1.7)            (2.2)
                                                                     --------      --------       ---------       ----------
Total non-operating income (expense)                                    (17.4)         (9.6)          (30.4)           (19.4)
                                                                     --------      --------       ---------       ----------

Income (loss) before taxes, minority interest
        and equity in earnings of unconsolidated
        subsidiary                                                      (13.6)         37.7          (126.7)           134.4
Provision (benefit) for income taxes                                     (3.0)         16.2           (25.4)            54.7
Minority interest in net income (loss) of
        consolidated  subsidiaries                                       (1.3)          0.5            (2.6)             1.0
Equity in (income) loss of unconsolidated
        subsidiary                                                        0.4             -             0.4                -
                                                                     --------      --------       ---------       ----------
Net income (loss)                                                      $ (9.7)       $ 21.0        $  (99.1)        $   78.7
                                                                     ========      ========       =========       ==========

Net income (loss) per share - basic and diluted                        $(0.09)       $ 0.20        $  (0.95)        $   0.76
                                                                     ========      ========       =========       ==========

Average share outstanding (millions) -
        basic                                                           104.4         104.0           104.4            104.0
                                                                     ========      ========       =========       ==========
        dilluted                                                        104.4         104.2           104.4            104.2
                                                                     ========      ========       =========       ==========

Cash dividends per share                                               $ 0.05        $ 0.14        $   0.19         $   0.28
                                                                     ========      ========       =========       ==========

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

                                                                        June 30, 2001              Dec. 31, 2000
                                                                        ---------------            ---------------
ASSETS
Cash and cash equivalents                                                     $    55.7                  $    38.1
Accounts receivable, net                                                          168.5                      129.6
Inventories                                                                       222.6                      327.5
Prepaid expenses                                                                   18.9                       22.8
Income taxes receivable                                                            61.7                       91.5
Deferred income taxes                                                              44.6                       44.6
                                                                        ---------------            ---------------
     Total current assets                                                         572.0                      654.1

Timber and timberlands                                                            571.9                      590.6

Property, plant and equipment                                                   2,415.2                    2,562.8
Accumulated depreciation                                                       (1,207.5)                  (1,254.0)
                                                                        ---------------            ---------------
Net property, plant and equipment                                               1,207.7                    1,308.8

Goodwill, net of amortization                                                     311.8                      326.3
Notes receivable from asset sales                                                 403.9                      403.8
Assets transferred under contractual arrangement                                   58.6                          -
Other assets                                                                       83.4                       91.1
                                                                        ---------------            ---------------
     Total assets                                                             $ 3,209.3                  $ 3,374.7
                                                                        ===============            ===============

LIABILITIES AND EQUITY
Current portion of long-term debt                                             $   106.0                  $    39.4
Accounts payable and accrued liabilities                                          293.5                      303.8
Income taxes payable                                                                  -                          -
Current portion of contingency reserves                                            25.0                       35.0
                                                                        ---------------            ---------------
     Total current liabilities                                                    424.5                      378.2

Long-term debt, excluding current portion:
     Limited recourse notes payable                                               396.5                      396.5
     Other long term debt                                                         687.7                      787.3
                                                                        ---------------            ---------------
          Total long-term debt, excluding current portion                       1,084.2                    1,183.8


Contingency reserves, excluding current portion                                   117.3                      126.6
Liabilities transferred under contractual arrangement                              24.9                          -
Deferred income taxes and other                                                   377.4                      390.9
Commitments and contingencies

Stockholders' equity:
     Common stock                                                                 117.0                      117.0
     Additional paid-in capital                                                   441.3                      440.2
     Retained earnings                                                            885.1                    1,004.3
     Treasury stock                                                              (233.2)                    (235.1)
     Accumulated comprehensive loss                                               (29.2)                     (31.2)
                                                                        ---------------            ---------------
          Total stockholders' equity                                            1,181.0                    1,295.2
                                                                        ---------------            ---------------
          Total liabilities and equity                                        $ 3,209.3                  $ 3,374.7
                                                                        ===============            ===============

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

                                                                                          Six Months Ended
                                                                                              June 30,
                                                                                  -----------------------------
                                                                                      2001             2000
                                                                                  ------------      -----------
Cash flows from operating activities:
Net income                                                                              $(99.1)         $  78.7
Depreciation, amortization and depletion                                                  95.8            120.6
Unusual credits and charges, net                                                          14.2             54.2
Cash settlements of contingencies                                                        (21.5)          (123.6)
Loss on assets and liabilities held under contractual obligation                          12.4                -
Other adjustments                                                                         (3.4)            12.8
Decrease (increase) in certain working capital components and deferred taxes              75.9            (75.1)
                                                                                  ------------      -----------

Net cash provided by operating activities                                                 74.3             67.6

Cash flows from investing activities:
Capital spending                                                                         (33.7)           (98.0)
Proceeds from assets sales and transfers                                                  40.7             10.2
Business asset purchases, including replacement of debt                                                   (54.7)
Other investing activities, net                                                           (0.6)             0.2
                                                                                  ------------      -----------

Net cash used in investing activities                                                      6.4           (142.3)

Cash flows from financing activities:
New borrowings, including net increase in revolving borrowings                           (31.9)           120.0
Repayment of long-term debt                                                               (1.1)            (7.7)
Cash dividends                                                                           (20.1)           (29.1)
Increase in receivable from assets and liabilities under contractual obligation          (10.8)
Purchase of treasury stock                                                                (0.4)           (11.2)
Other financing activities                                                                 1.2              4.8
                                                                                  ------------      -----------

Net cash provided by financing activities                                                (63.1)            76.8

Net increase in cash and cash equivalents                                                 17.6              2.1
Cash and cash equivalents at beginning of period                                          38.1            116.0
                                                                                  ------------      -----------

Cash and cash equivalents at end of period                                              $ 55.7          $ 118.1
                                                                                  ============      ===========

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

                                                               Quarter Ended June 30,               Six Months Ended June 30,
                                                          ------------------------------         --------------------------------
                                                              2001              2000                2001                 2000
                                                          -----------        -----------         -----------         ------------
Net sales:
    Structural products                                        $407.9             $508.2           $  752.2              $1,040.2
    Exterior products                                           111.9               99.9              181.5                 170.4
    Industrial panel products                                    51.5               75.9              104.7                 157.3
    Other products                                               68.6              106.4              127.1                 209.1
    Pulp                                                          9.9               41.1               42.8                  84.2
                                                           ----------         ----------         ----------            ----------
                                                               $649.8             $831.5           $1,208.3              $1,661.2
                                                           ==========         ==========         ==========            ==========
Operating profit (loss):
    Structural products                                        $ 34.5             $ 88.4           $    3.6              $  202.4
    Exterior products                                            11.3               13.9                7.0                  22.0
    Industrial panel products                                    (3.6)               3.3              (10.5)                  5.9
    Other products                                               (1.3)              (0.9)              (3.4)                 (0.1)
    Pulp                                                         (6.3)               5.9              (19.1)                 10.3
Unusual credits and charges, net                                 (2.0)             (38.0)             (14.2)                (36.4)
Loss from assets and liabilities transferred
  under contractual arrangement                                  (7.9)                 -              (12.4)                    -
General corporate and other expenses, net                       (24.6)             (26.1)             (49.1)                (52.5)
Interest income (expense), net                                  (13.7)              (8.8)             (28.6)                (17.2)
                                                           ==========         ==========         ==========            ==========
Income (loss) before taxes, minority interest
  and equity in earnings of
  unconsolidated subsidiary                                    $(13.6)            $ 37.7           $ (126.7)             $  134.4
                                                           ==========         ==========         ==========            ==========

LOUISIANA-PACIFIC CORPORATION

SUMMARY OF PRODUCTION VOLUMES



                                                                         Quarter Ended                     Six Months Ended
                                                                            June 30,                            June 30,
                                                                    --------------------------        ---------------------------
                                                                       2001             2000             2001             2000
                                                                    ---------        ---------        ---------        ----------

Oriented strand board, million square feet 3/8" basis                  1,361            1,357            2,729            2,752

Softwood plywood, million square feet 3/8" basis                         194              260              401              528

Lumber, million board feet                                               243              255              471              519

Wood-based siding, million square feet 3/8" basis                        193              177              348              346

Industrial panel products (particleboard, medium density
      fiberboard and hardboard), million square feet 3/4" basis          134              161              266              334

Engineered I-Joist, million lineal feet                                   23               20               37               44

Laminated veneer lumber (LVL), thousand cubic feet                     2,079            2,177            3,773            4,327

Pulp, thousand short tons                                                 11               89               62              188